Exhibit 10.23

Entrusted Service Agreement

PARTY A (contract giver): Yoshitsu Co., Ltd

ADDRESS: [*]

PARTY B (contract acceptor): Shenzhen Qingzhiliangpin Network Technology Co., Ltd.

ADDRESS: [*]

Party A is established in Japan, a retail and wholesale company of large-scale daily chemical products in Japan. One-stop services such as online shopping malls and offline commercial retail.

Party B is a limited liability company established in China, focusing on marketing, e-commerce technical consulting, and network marketing elite products.

After friendly negotiation between both parties, Party A entrusts Party B to handle and assist its business in China, and the two parties have reached the following agreement:

A. Service content

The services that Party A entrusts Party B in China include but are not limited to:

1.	Party B conducts financial verification, business matching, business correspondence, warehousing reconciliation, etc. for the operating company that Party A cooperates in China

2.	Party B is a domestic third-party company (such as advertising company, development technology company, service company) that Party A cooperates with in China for business docking

3.	Party B is the purchase of materials required by Party A in China, from customization, follow-up progress, logistics, etc.

4.	Party B needs to pay for RMB business in China for Party A, a down payment of the same amount, collection and payment, etc.

5.	Party B entrusts all matters to be confidential to Party A’s entrusted information, except that Party B provides Party A’s relevant information in accordance with relevant laws, regulations and rules or the legal requirements of relevant judicial or administrative agencies

6.	Other matters handled by Party B in China for Party A

B. The cost

Party A pays Party B's related service fees every month, and based on the monthly workload and service hours, additional purchases and additional applications will be collected and paid.

C. Agreement service date

2020.5.1-2021.3.31, after expiration, if Party A does not propose to terminate the cooperation, this agreement will be automatically extended for one year

D. Other matters agreed upon by both parties

PARTY A (STAMP):Yoshitsu Co., Ltd

ADDRESS: [*]

PARTY B (STAMP): Shenzhen Qingzhiliangpin Network Technology Co., Ltd.

ADDRESS: [*]

Date: 2020.4.23